UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): September 26, 2012
Nexstar Broadcasting Group, Inc. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
5215 N. O’Connor Blvd., Suite 1400 Irving, Texas 75039 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2012, the Board of Directors (the “Board”) of Nexstar Broadcasting Group, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved and adopted the Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan (the “2012 Plan”).  The Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2012 Plan are an important attraction, retention and motivation tool for participants in the plan.

Upon effectiveness of the 2012 Plan, no new awards will be granted under the Nexstar Broadcasting Group, Inc. 2003 Long-Term Equity Incentive Plan (the “2003 Plan”) or the Nexstar Broadcasting Group, Inc. 2006 Long-Term Equity Incentive Plan (the “2006 Plan”), and up to 1,500,000 shares of the Company's Class A common stock will initially be made available for award grants under the 2012 Plan.  In addition, upon effectiveness of the 2012 Plan, any shares of the Company’s common stock subject to outstanding awards under the 2003 Plan and the 2006 Plan that expire, are cancelled, or otherwise terminate at any time after September 25, 2012 will also be available for award grant purposes under the 2012 Plan.

The Compensation Committee will administer the 2012 Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2012 Plan.  In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2012 Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee.  Subject to the provisions of the 2012 Plan, the Compensation Committee may amend the terms and conditions, or accelerate the exercisability, or lapse the restrictions, of an outstanding award.  No action may be taken by the Compensation Committee to amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, that would adversely affect the right of the holder of an award without the consent of the holder.  The Compensation Committee has authority to interpret the 2012 Plan and establish rules and regulations for the administration of the 2012 Plan.

Any employee, officer, consultant, independent contractor, advisor or non-employee director providing services to the Company or any of its affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the 2012 Plan, provided that such eligible participant is a natural person.  As of September 25, 2012, approximately 2,310 employees and nine non-executive directors were eligible as a class to be selected by the Compensation Committee to receive awards under the 2012 Plan.  The 2012 Plan permits the granting of stock options (including both incentive and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock and restricted stock units, performance awards of cash, stock or property, stock awards and other stock-based awards. Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2012 Plan or any other compensation plan.

No awards may be made after ten years from the earlier of the date of adoption of the 2012 Plan by the Board, the date of stockholder approval or any earlier date of discontinuation or termination established pursuant to the 2012 Plan, although no performance award intended to be qualified performance-based compensation will be granted under the 2012 Plan after the fifth year following the year in which stockholders approved the performance goals unless and until the performance goals are reapproved by the stockholders.  However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2012 Plan prior to expiration may extend beyond the expiration of the 2012 Plan through the award’s normal expiration date.

The Board may amend, alter, suspend, discontinue or terminate the 2012 Plan at any time, although stockholder approval must be obtained for any amendment to the 2012 Plan that would increase the number of shares of our common stock available under the 2012 Plan, increase the award limits under the 2012 Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Code to become unavailable with respect to the 2012 Plan.

All awards under the 2012 Plan will be subject to forfeiture and/or penalty conditions determined by the Compensation Committee and set forth in the award agreement, including recovery under any law, government regulation or stock exchange listing requirement.  Without the approval of our stockholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2012 Plan.

    This summary description of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the 2012 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein

Item 5.07  Submission of Matters to a Vote of Security Holders.

    On September 26, 2012, the holders of a majority of the shares of Class A and Class B common stock of the Company as of September 14, 2012, the record date established by the Board, approved and adopted by written consent  the Company’s 2012 Plan.  Stockholders beneficially owning an aggregate of 16,515,384 shares, or 87.5% of the voting power, of the issued and outstanding Class A and Class B common stock of the Company, approved and adopted the matter. On October 2, 2012, in connection with the written consent, the Company filed an Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission (the “SEC”).  The 2012 Plan will not be effective prior to the date that is 20 calendar days after the date that the Company mails the Information Statement to its stockholders who did not sign the written consent, which mailing is expected to commence on or about October 4, 2012.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            NEXSTAR BROADCASTING GROUP, INC.

Date: October 2, 2012	By: Name: Title:	/s/ Thomas E. Carter Thomas E. Carter Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan